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                                                                   EXHIBIT 10.41

                                                                January 11, 1999

JPS Textile Group, Inc.
555 N. Pleasantburg Drive
Suite 202
Greenville, South Carolina 29607

Ladies and Gentlemen:

     Reference is made to that certain Asset Purchase Agreement, dated as of January 11, 1999 (the "Agreement"), by and between JPS Converter and Industrial Corp. ("Seller") and Belding Hausman Incorporated ("Purchaser").

     As inducement for Purchaser to enter into the Agreement, you agree as follows:

     1. You (on your own behalf and on behalf of your subsidiaries other than Seller) hereby agree to be bound by the provisions of Section 6.4 of the Agreement.

     2. You hereby absolutely and unconditionally (except as provided in the next sentence) guarantee the due and punctual performance and discharge by Seller of all of its obligations under the Agreement, and further agree that if Seller shall fail to perform and discharge any such obligation in accordance with the terms of the Agreement, you shall forthwith perform and discharge any such obligation, as such performance and discharge is required to be made or done by Seller. Notwithstanding the foregoing, you shall have the benefit of any defenses, offsets, setoffs and counter-claims available to Seller.

     3. Your liability under this letter agreement shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Seller, or any proceeding affecting the status, existence or assets of Seller or other similar proceedings instituted by or against Seller and affecting the assets of Seller.

     This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This letter agreement shall be
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construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of Delaware law).

          Kindly confirm your agreement to the foregoing by signing the enclosed copy of this letter, whereupon it shall be deemed to be a binding agreement between us.

                                        Very truly yours,

                                        BELDING HAUSMAN INCORPORATED


                                        By: /s/ Nancy Zarin
                                            -------------------------------
                                            Name: Nancy Zarin
                                            Title: President & CEO


ACCEPTED AND AGREED TO:

JPS TEXTILE GROUP, INC.


By: /s/ John Sanders
    ----------------------------------
    Name: John Sanders
    Title: Executive Vice President -
           Finance and Chief Financial
           Officer



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